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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 19, 2000, except for the first paragraph of Note N, as to which the date is August 15, 2001, accompanying the financial statements and Schedule II of Plastipak Holdings, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


/s/Grant Thornton LLP

Southfield, Michigan
November 16, 2001